UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 10, 2006


                              The FINOVA Group Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        1-11011                                            86-0695381
(Commission File Number)                       (IRS Employer Identification No.)

             4800 N. Scottsdale Road, Scottsdale, Arizona 85251-7623
               (Address of Principal Executive Offices) (Zip Code)

                                  480-636-4800
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS.

On November 10, 2006, The FINOVA Group, Inc. (the "Registrant") and FINOVA Capital Corporation (the "Company") (together, "FINOVA") filed a motion in the United States Bankruptcy Court for the District of Delaware (the "Motion"). By the Motion, FINOVA seeks an order (i) approving the previously announced settlement of various litigations associated with The Thaxton Group, Inc., (ii) approving the ongoing sale of FINOVA's remaining assets, the orderly windup of FINOVA's operations and the future dissolution of the Registrant, (iii) reopening the Registrant's chapter 11 case to facilitate the planned asset sales and, ultimately, the dissolution of FINOVA, and (iv) channeling to the Court any claims of the holders of senior secured notes of the Registrant and the indenture trustee for the senior secured notes against FINOVA arising under or related to FINOVA's joint chapter 11 plan, the ongoing liquidation, the senior secured notes, or the windup.

A copy of the motion is filed herewith as an exhibit and is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

         99.1 Motion filed by FINOVA in the United States Bankruptcy Court for the District of Delaware on November 10, 2006.








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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2006

                                           THE FINOVA GROUP INC.


                                              /s/ Richard A. Ross
                                           -------------------------------------
                                           Name:    Richard A. Ross
                                           Title:   Senior Vice President, Chief
                                           Financial Officer and Treasurer















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



                                  EXHIBIT INDEX

         No.      Description


         99.1 Motion filed by FINOVA in the United States Bankruptcy Court for the District of Delaware on November 10, 2006.

















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